Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

20-10

Contacts:	Derrick Jensen, CFO	Media - Jenna Jackson
	Kip Rupp, CFA - Investors	Quanta Services, Inc.
	Quanta Services, Inc.	713-341-6741
713-629-7600

QUANTA SERVICES REPORTS SECOND QUARTER 2020 RESULTS

Second Quarter GAAP Diluted EPS of $0.52 and Adjusted Diluted EPS of $0.74

Second Quarter Cash Flow from Operating Activities of $497.5 million

Total Liquidity of $2.1 Billion at June 30, 2020

Remaining Performance Obligations of $5.2 Billion and Total Backlog of $13.9 Billion

Raises 2020 Earnings Outlook

HOUSTON – August 6, 2020 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three and six months ended June 30, 2020. Revenues in the second quarter of 2020 were $2.51 billion compared to revenues of $2.84 billion in the second quarter of 2019, and net income attributable to common stock was $73.9 million, or $0.52 per diluted share, in the second quarter of 2020, compared to net income attributable to common stock of $27.3 million, or $0.19 per diluted share, in the second quarter of 2019. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $0.74 for the second quarter of 2020 compared to $0.31 for the second quarter of 2019. The financial results for the three months ended June 30, 2019, including diluted and adjusted diluted earnings per share attributable to common stock, include a $79.2 million, or $0.54 per diluted share, charge associated with a terminated large telecommunications project in Peru.

“Quanta produced a solid second quarter, which exceeded our expectations, despite the unprecedented health and economic conditions that are challenging us all. We believe our results and improved outlook for the year demonstrate the resiliency of our business, the strengths of our strategies and the operational excellence of our people,” said Duke Austin, President and Chief Executive Officer of Quanta Services. “We ended the quarter with a strong balance sheet and liquidity position, and our competitive position in the marketplace and ability to serve the expanding needs of our customers have never been better. We believe Quanta has a bright future ahead for generating repeatable and sustainable earnings as we continue to execute on our strategic initiatives.”

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“During the second quarter we announced that LUMA Energy, LLC, a joint venture 50% owned by Quanta, was selected for a 15-year agreement to operate, modernize and maintain Puerto Rico’s electric transmission and distribution system. We believe this opportunity is transformative for the company and supports our ongoing strategy of providing sophisticated and valuable solutions to the utility industry. We believe LUMA’s selection also demonstrates Quanta’s world-class capabilities and expertise in modernizing infrastructure and enabling technologies for the benefit of consumers that Quanta brings to the joint venture.”

Certain items that impacted the second quarter of 2020 results are reflected as adjustments in the calculation of Quanta’s adjusted diluted earnings per share attributable to common stock and are further described in the non-GAAP reconciliation of adjusted diluted earnings per share attributable to common stock to GAAP diluted earnings per share attributable to common stock in the accompanying table. Quanta completed two acquisitions during the first six months of 2020 and seven acquisitions during the full year 2019. Therefore, Quanta’s results include the results of the acquired businesses from their respective acquisition dates. For further information on the items that impacted comparability of 2020 and 2019, see the footnotes to the Supplemental Segment Data table and the non-GAAP reconciliations of adjusted EBITDA and adjusted diluted earnings per share attributable to common stock in the accompanying tables.

RECENT HIGHLIGHTS

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Authorized New $500 Million Stock Repurchase Program—In August 2020, Quanta’s board of directors, in support of management’s request, authorized the company to repurchase, from time to time through June 30, 2023, up to $500 million in shares of its outstanding common stock under a new stock repurchase program. This authorization is in addition to the approximately $87 million remaining under the company’s prior authorization, for aggregate stock repurchase authorization of $587 million. As of August 5, 2020, Quanta had acquired approximately 13 million shares of its common stock under its prior authorization for an aggregate amount of $413.2 million.

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LUMA Energy Selected for Operation & Maintenance of Puerto Rico’s Electric Power Transmission & Distribution System - In June 2020, Quanta announced that LUMA Energy, LLC (LUMA), a joint venture equally owned by Quanta and Canadian Utilities Limited, an ATCO Ltd. company (ATCO), in conjunction with Innovative Emergency Management, Inc., had been selected by the Puerto Rico Public-Private Partnership Authority for a 15-year Operation and Maintenance Agreement (the O&M Agreement) with the Puerto Rico Electric Power Authority (PREPA). The O&M Agreement engages LUMA to operate, maintain and modernize PREPA’s more than 18,000-mile electric transmission and distribution (T&D) system in Puerto Rico following a transition period. Quanta believes that, in addition to delivering a more resilient power grid, LUMA’s efforts can lead to the transformation of PREPA and deliver long-term social and economic benefits to the people of Puerto Rico. LUMA will not own the T&D assets nor own or operate the power generation assets.

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Completed Strategic Acquisition - In July 2020, Quanta completed the strategic acquisition of a leading professional engineering firm based in Chicago, IL, that provides infrastructure engineering and design services to electric utilities, gas utilities and communications services companies, as well as permitting and utility locating services. This acquisition meaningfully enhances Quanta’s turnkey engineering capabilities in its core utility markets and particularly strengthens its communications engineering capabilities.

LATIN AMERICA

As communicated in previous investor communications, the company is pursuing the orderly exit of its Latin American (LATAM) operations and continues to make progress, including through the potential sale of certain of these operations. Quanta’s LATAM operations generated operating losses of $15.2 million, or $0.11 per diluted share, in the second quarter of 2020, as compared to operating losses of $79.3 million, or $0.54 per diluted share, in the second quarter of 2019, which included the $79.2 million charge associated with the terminated telecommunications project in Peru. These operations have been significantly impacted by the COVID-19 pandemic during the first six months of this year, which, in part, has led us to accelerate various contract terminations and other activities in order to expedite Quanta’s cessation of operations in the region, which in turn has negatively impacted Quanta’s results.

UPDATE TO QUANTA’S RESPONSE TO AND THE EFFECT OF THE COVID-19 PANDEMIC

Quanta continues to take proactive measures to protect the health and safety of its employees through the implementation of its pandemic plan and is operating based on the guidelines set forth by the Centers for Disease Control and Prevention and the Occupational Safety and Health Administration. Quanta also continues to implement initiatives such as specialized training, social distancing, additional protective equipment for its employees in the field, and additional sanitizing measures for offices, vehicles and equipment. Quanta continues to restrict non-essential business travel, apply work-from-home policies where appropriate and develop other human resource-related guidance to help employees stay safe and healthy. To date, Quanta has not experienced any meaningful impact on the availability of its workforce or key personnel as a result of the COVID-19 pandemic. Additionally, Quanta continues to implement its business continuity plan and collaborate with customers to minimize potential service disruptions and to proactively anticipate how COVID-19 may impact the company’s operations.

As discussed on Quanta’s first quarter 2020 earnings call and as expected, certain portions of Quanta’s operations were materially impacted in the second quarter by the effects of the COVID-19 pandemic. The most meaningful impacts resulted from shelter-in-place restrictions in certain major metropolitan markets that were significantly impacted by the COVID-19 pandemic, which negatively impacted Quanta’s gas utility infrastructure services, and from access restrictions at industrial and refining facilities and the rapid decline in global demand for refined products, which impacted demand for Quanta’s industrial services at refineries. The COVID-19 pandemic has also had a significant impact on Quanta’s LATAM operations, as described above, and compounded broader challenges in the energy market, which has affected demand for certain other services in Quanta’s Pipeline and Industrial Infrastructure Services segment.

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Quanta has a strong balance sheet and liquidity position, including significant availability under its senior revolving credit facility. At June 30, 2020, Quanta had total liquidity of $2.1 billion, including $530.7 million of cash. The company generated cash flow from operating activities of $725.0 million for the six months ended June 30, 2020, as well as $526.6 million for the full year 2019. Management believes Quanta’s operational strengths and diversity, the countercyclical nature of Quanta’s cash flow generation and the incremental measures Quanta has taken to manage costs and capital expenditures, position us well to continue to operate successfully and profitably and to opportunistically but prudently deploy capital.

The ultimate impact of the COVID-19 pandemic on Quanta’s operational and financial performance will depend on future developments, including the duration and severity of the pandemic and actions taken by Quanta’s customers and suppliers and by domestic and international governments in response to the pandemic, all of which are uncertain and cannot be predicted. As a result, Quanta continues to actively monitor the current environment for risks related to the pandemic in order to prepare and respond accordingly.

RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2020

Revenues in the six months ended June 30, 2020 were $5.27 billion compared to revenues of $5.65 billion in the six months ended June 30, 2019, and net income attributable to common stock was $112.6 million, or $0.78 per diluted share, in the six months ended June 30, 2020, compared to net income attributable to common stock of $147.8 million, or $1.01 per diluted share, in the six months ended June 30, 2019. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $1.21 for the six months ended June 30, 2020 compared to $1.27 for the six months ended June 30, 2019. Both diluted and adjusted diluted earnings per share attributable to common stock for the six months ended June 30, 2020 were impacted by operating losses associated with Quanta’s LATAM operations of $31.5 million, or $0.22 per diluted share. Both diluted and adjusted diluted earnings per share attributable to common stock for the six months ended June 30, 2019 include a $79.2 million, or $0.54 per diluted share, charge associated with the terminated telecommunications project in Peru and $60.3 million ($43.9 million after-tax), or $0.30 per diluted share, of earnings related to the recognition of previously deferred earnings on an electric transmission project in Canada.

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OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, project timing, execution challenges and other factors have impacted the company’s historical results, and may impact Quanta’s future financial results. More recently, the COVID-19 pandemic has significantly impacted certain of Quanta’s operations and various markets where Quanta operates, which has created additional uncertainty. Therefore, Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to align these uncertainties with the backlog the company is executing on and the opportunities expected to materialize during the remainder of 2020.

Prior to the company’s conference call, management will post a summary of updated 2020 guidance expectations with additional commentary in the “Financial Info” area of the Investor Relations section of Quanta’s website at http://investors.quantaservices.com.

The following forward-looking statements are based on current expectations, and actual results may differ materially. Quanta expects revenues to range between $11.0 billion and $11.4 billion, net income attributable to common stock to range between $338 million and $382 million, diluted earnings per share attributable to common stock to range between $2.33 and $2.64 and adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) to range between $3.18 and $3.48. EBITDA (a non-GAAP measure) is expected to range between $819 million and $881 million and adjusted EBITDA (a non-GAAP measure) is expected to range between $903 million and $964 million. Additionally, Quanta is increasing its full year free cash flow (a non-GAAP measure) expectations to between $600 million and $800 million.

Quanta’s outlook for 2020 includes the expected results of its LATAM operations. As referenced above and discussed previously, the company has completed a strategic review and has concluded it will pursue the orderly exit of these operations. The company is considering various options to that end and, absent further delays caused by the COVID-19 pandemic, believes a significant portion of the process could be achieved in 2020. Quanta believes this course of action will result in improved profitability and optimization of the company’s operational portfolio. In 2020, Quanta’s LATAM operations are expected to generate revenues of $20 million to $30 million, an operating loss of $40 million to $45 million and diluted loss per share of $0.28 to $0.31.

Please see the accompanying tables for reconciliations of estimated adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) to estimated diluted earnings per share attributable to common stock for full-year 2020, estimated EBITDA (a non-GAAP measure) and estimated adjusted EBITDA (a non-GAAP measure) to estimated net income attributable to common stock for full-year 2020 and estimated free cash flow (a non-GAAP measure) to estimated net cash provided by operating activities for full-year 2020.

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NON-GAAP FINANCIAL MEASURES

The non-GAAP measures in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, results prepared in conformity with generally accepted accounting principles in the United States (GAAP).

CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on August 6, 2020, which will also be broadcast live over the Internet. Quanta will utilize a slide presentation to accompany its prepared remarks, which will be viewable through the webcast and will also be available on the Investor Relations section of Quanta’s website prior to the start of the call. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services Second Quarter Earnings Conference Call or visit the Investor Relations section of the Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the company’s website and a telephonic replay will be available through August 13, 2020 by dialing 1-877-660-6853 and referencing the conference ID 13706755. For more information, please contact Kip Rupp, Vice President—Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering comprehensive infrastructure solutions for the utility, pipeline, energy and communications industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while Quanta announces material financial information and make other public disclosures of information regarding Quanta through SEC filings, press releases and public conference calls, it also utilizes social media to communicate this information. It is possible that the information Quanta posts on social media could be deemed material.

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Accordingly, Quanta encourages investors, the media and others interested in our company to follow Quanta, and review the information it posts, on the social media channels listed in the Investor Relations section of the Quanta Services website.

Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, EBITDA, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, tax rates and other operating or financial results; expectations regarding Quanta’s business or financial outlook; expectations regarding the COVID-19 pandemic, including the potential impact of the COVID-19 pandemic and of governmental responses to the pandemic on Quanta’s business, operations, supply chain, personnel, financial condition, results of operations, cash flows and liquidity; Quanta’s plans, strategies and opportunities, including the plans, timing, effects and other matters relating to the COVID-19 pandemic and the exit, through potential sale or otherwise, of its Latin American operations; the future performance or success of LUMA and Quanta’s investment in LUMA, including the expected economic, workforce and social impact on Puerto Rico and expected future performance of the Puerto Rican electrical grid and service; the successful transition of the transmission and distribution operations to LUMA and the anticipated completion date of such transition; the potential benefits from acquisitions or investments; the expected outcome of pending and threatened legal proceedings; beliefs and assumptions about the collectability of receivables; the business plans or financial condition of Quanta’s customers, including with respect to the COVID-19 pandemic; the potential impact of the recent decrease in commodity prices and volatility in commodity production volumes on Quanta’s business, financial condition, results of operations and cash flows and demand for Quanta’s services; trends and economic and regulatory conditions in particular markets or industries; projected or expected realization of remaining performance obligations and backlog; the expected financial and operational performance of acquired businesses; the future demand for and availability of labor resources in the industries Quanta serves; future capital allocation initiatives, including the amount, timing and strategies with respect to any future stock repurchases or expectations regarding the declaration, amount and timing of any future cash dividends; the ability to deliver increased value or return capital to stockholders; the expected value of contracts or intended contracts with customers; the scope, services, term or results of any projects awarded or expected to be awarded to Quanta; the anticipated commencement and completion dates for any projects awarded; the development of and opportunities with respect to future projects, including renewable projects and larger electric transmission and pipeline projects; the impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or discussions with customers; and possible recovery of pending or contemplated insurance claims, change orders and affirmative claims asserted against customers or third parties; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by known and unknown risks and uncertainties that are difficult to predict or beyond Quanta’s control, including, among others, market conditions; the effects of industry, economic, financial or political conditions outside of the control of Quanta, including weakness in capital markets or the ongoing and potential impact to financial markets and worldwide economic activity resulting from the COVID-19 pandemic and related governmental actions; quarterly variations in operating results, liquidity, financial condition, cash flows, capital requirements, reinvestment opportunities or other financial results, including the ongoing and potential impact to Quanta’s business, operations and supply chain of the COVID-19 pandemic and related governmental actions; the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of business and governmental responses to the pandemic (e.g., shelter-in-place and other mobility restrictions, business closures) on Quanta’s operations, personnel and supply chain and on commercial activity and demand across Quanta’s and Quanta’s customers’ businesses; Quanta’s inability to predict the extent to which the COVID-19 pandemic and related impacts will adversely impact its business, financial performance, results of operations, financial position, the prices of its securities and the achievement of its strategic objectives, including with respect to governmental restrictions on its ability to operate, workforce availability, regulatory and permitting delays, and future demand for energy and the resulting impact on demand for Quanta’s services; trends and growth opportunities in relevant markets, including Quanta’s ability to obtain future project awards; the time and costs required to exit Quanta’s Latin American operations and Quanta’s ability to effect related transactions on acceptable terms, as well as the business and political climate in Latin America; delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, the COVID-19 pandemic, weather, regulatory or permitting issues (including the recent court ruling vacating the U.S. Army Corps of Engineers’ Nationwide Permit 12), environmental processes, project performance issues, claimed force majeure events, protests or other political activity, reductions or eliminations in governmental funding, legal challenges or customer capital constraints; the effect of commodity prices and commodity production volumes on Quanta’s operations and growth opportunities and on customer capital programs and demand for Quanta’s services; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; risks associated with operational hazards that arise due to the nature of Quanta’s services and the conditions in which Quanta operates, including, among others, wildfires and explosions; unexpected costs or liabilities that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans (e.g., withdrawal liability) or other claims or actions asserted against Quanta, including those not covered by, or in excess of, third-party insurance; reimbursement obligations associated with letters of credit or bonds; the outcome of pending or threatened legal proceedings; potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums for coverage deemed beneficial to Quanta, or the unavailability of coverage deemed beneficial to Quanta at reasonable and competitive rates; damage to our brand or reputation as a result of cyber-security or data privacy breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform a high-profile project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incident; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third-party contractors, and the impact of the COVID-19 pandemic on these service providers; the ability to attract and the potential shortage of skilled labor; the ability to retain key personnel and qualified employees and the impact of the COVID-19 pandemic on the availability and performance of our workforce and key personnel; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to our financial results, remaining performance obligations and backlog; adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics (including the ongoing COVID-19 pandemic), hurricanes, tropical storms and floods; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; the future development of natural resources; the failure of existing or potential legislative actions to result in demand for Quanta’s services; fluctuations of prices of certain materials used in Quanta’s or its customers’ businesses, including as a result of the imposition of tariffs, governmental regulations affecting the sourcing of certain materials and equipment, or changes in U.S. trade relationships with other countries; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability and/or harm to its reputation for acts or omissions by partners; Quanta’s inability or failure to

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comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the inability or refusal of customers or third-party contractors to pay for services, including as a result of the COVID-19 pandemic or the recent decrease in commodity prices; budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, which may result in project delays or cancellations; estimates and assumptions in determining financial results, remaining performance obligations and backlog; Quanta’s ability to successfully complete remaining performance obligations or realize backlog; risks associated with operating in international markets, including instability of foreign governments, currency exchange fluctuations, and compliance with unfamiliar foreign legal systems and business practices, applicable anti-bribery and anti-corruption laws, complex tax regulations and international treaties; the ability to successfully identify, complete, integrate and realize synergies from acquisitions, including retention of key personnel; the potential adverse impact resulting from uncertainty surrounding investments and acquisitions, including the potential increase in risks already existing in Quanta’s operations and poor performance or decline in value of Quanta’s investments; the adverse impact of impairments of goodwill, receivables, property and equipment and other intangible assets or investments; growth outpacing Quanta’s decentralized management and infrastructure; inability to enforce Quanta’s intellectual property rights or the obsolescence of such rights; the impact of a unionized workforce on operations, including labor stoppages or interruptions due to strikes or lockouts; the ability to access sufficient funding to finance desired growth and operations, including our ability to access capital markets on favorable terms, as well as fluctuations in the price and trading volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investing activities; the ability to obtain performance bonds and other project security; the ability to meet certain regulatory requirements applicable to Quanta and its subsidiaries; rapid technological and other structural changes that could reduce the demand for Quanta’s services; risks related to the implementation of new information technology systems; new or changed tax laws, treaties or regulations; increased costs associated with regulatory changes, including labor costs or healthcare costs; significant fluctuations in foreign currency exchange rates; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2019, Quanta’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020 and for the quarter ended June 30, 2020 (when filed) and any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2020 and 2019

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues	$2,506,231	$2,839,199	$5,270,326	$5,646,458
Cost of services (including depreciation)	2,150,967	2,519,694	4,582,866	4,962,972

Gross profit	355,264	319,505	687,460	683,486
Equity in earnings of integral unconsolidated affiliates (a)	1,045	—	1,045	—
Selling, general and administrative expenses	(227,852)	(223,944)	(458,645)	(455,852)
Amortization of intangible assets	(17,779)	(12,610)	(35,687)	(25,280)
Change in fair value of contingent consideration liabilities	2,238	(4,371)	(520)	(4,287)

Operating income	112,916	78,580	193,653	198,067
Interest expense	(8,654)	(15,821)	(22,660)	(29,697)
Interest income	275	267	1,034	576
Other income (expense), net	3,247	6,521	(6,580)	65,480

Income before income taxes	107,784	69,547	165,447	234,426
Provision for income taxes	32,989	41,088	49,149	84,932

Net income	74,795	28,459	116,298	149,494
Less: Net income attributable to non-controlling interests	849	1,115	3,666	1,662

Net income attributable to common stock	$73,946	$27,344	$112,632	$147,832

Earnings per share attributable to common stock:
Basic	$0.53	$0.19	$0.79	$1.02

Diluted	$0.52	$0.19	$0.78	$1.01

Shares used in computing earnings per share:
Weighted average basic shares outstanding	139,856	145,935	142,154	145,525

Weighted average diluted shares outstanding	143,521	147,241	145,213	146,865

Cash dividends declared per common share	$0.05	$0.04	$0.10	$0.08

(a)

Includes Quanta’s equity in earnings of unconsolidated affiliates that are operationally integral to the operations of Quanta and primarily consist of earnings related to LUMA, which commenced operations in June 2020. Equity in earnings (losses) of non-integral unconsolidated affiliates are included within “Other income (expense), net.”

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$530,670	$164,798
Accounts receivable, net	2,370,286	2,747,911
Contract assets	489,803	601,268
Inventories	48,274	55,719
Prepaid expenses and other current assets	205,722	261,290

Total current assets	3,644,755	3,830,986
PROPERTY AND EQUIPMENT, net	1,379,687	1,386,654
OPERATING LEASE RIGHT-OF-USE ASSETS	275,816	284,369
OTHER ASSETS, net	386,068	393,264
OTHER INTANGIBLE ASSETS, net	380,309	413,734
GOODWILL	2,022,995	2,022,675

Total assets	$8,089,630	$8,331,682

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term debt	$71,837	$74,869
Current portion of operating lease liabilities	90,358	92,475
Accounts payable and accrued expenses	1,317,976	1,489,559
Contract liabilities	613,188	606,146

Total current liabilities	2,093,359	2,263,049
LONG-TERM DEBT, net of current maturities	1,315,556	1,292,195
OPERATING LEASE LIABILITIES, net of current portion	192,300	196,521
DEFERRED INCOME TAXES	220,689	214,779
INSURANCE AND OTHER NON-CURRENT LIABILITIES	349,724	311,307

Total liabilities	4,171,628	4,277,851

TOTAL STOCKHOLDERS’ EQUITY	3,914,429	4,050,292
NON-CONTROLLING INTERESTS	3,573	3,539

TOTAL EQUITY	3,918,002	4,053,831

Total liabilities and equity	$8,089,630	$8,331,682

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Six Months Ended June 30, 2020 and 2019 (In thousands, except percentages) (Unaudited)

Segment Results

Quanta reports its results under two reportable segments: (1) Electric Power Infrastructure Services and (2) Pipeline and Industrial Infrastructure Services, as set forth below.

	Three Months Ended June 30,				Six Months Ended June 30,
	2020		2019		2020		2019
Revenues:
Electric Power Infrastructure Services excluding Latin America	$1,790,469	71.4%	$1,755,160	61.8%	$3,552,815	67.4%	$3,391,348	60.1%
Latin America (a)	2,449	0.1	(20,824)	(0.7)	7,130	0.1	7,011	0.1

Electric Power Infrastructure Services	1,792,918	71.5	1,734,336	61.1	3,559,945	67.5	3,398,359	60.2
Pipeline and Industrial Infrastructure Services	713,313	28.5	1,104,863	38.9	1,710,381	32.5	2,248,099	39.8

Consolidated revenues	$2,506,231	100.0%	$2,839,199	100.0%	$5,270,326	100.0%	$5,646,458	100.0%

Operating income (loss):
Electric Power Infrastructure Services excluding Latin America	$198,044	11.1%	$172,266	9.8%	$343,117	9.7%	$334,495	9.9%
Latin America (a)	(15,194)	*	(79,331)	*	(31,509)	*	(79,943)	*
Equity in earnings of integral unconsolidated affiliates (b)	1,046	N/A	—	N/A	1,046	N/A	—	N/A

Electric Power Infrastructure Services	183,896	10.3%	92,935	5.4%	312,654	8.8%	254,552	7.5%
Pipeline and Industrial Infrastructure Services	21,250	3.0%	69,943	6.3%	52,527	3.1%	110,642	4.9%
Corporate and Non-Allocated Costs (c)	(92,230)	N/A	(84,298)	N/A	(171,528)	N/A	(167,127)	N/A

Consolidated operating income	$112,916	4.5%	$78,580	2.8%	$193,653	3.7%	$198,067	3.5%

*	Percentage is not meaningful.

(a)

Latin America revenues and operating loss have been presented separately as a result of Quanta’s conclusion to pursue an orderly exit of its operations in Latin America. The Latin American results for the three and six months ended June 30, 2019 included a $79.2 million charge associated with a terminated telecommunications project in Peru. The charge consisted of a $48.8 million decrease in revenues and a $30.4 million increase in cost of services.

(b)

Equity in earnings of integral unconsolidated affiliates includes Quanta’s equity in earnings of unconsolidated affiliates that are operationally integral to the operations of Quanta and primarily consist of earnings related to LUMA, which commenced operations in June 2020.

(c)

Included in corporate and non-allocated costs for the three and six months ended June 30, 2020 are $0.6 million and $2.5 million of acquisition and integration costs. Included in corporate and non-allocated costs for the three and six months ended June 30, 2019 are $1.2 million and $3.7 million of acquisition and integration costs.

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Quanta Services, Inc. and Subsidiaries Supplemental Data (In millions) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders for fixed price contracts not yet completed or for which work has not yet begun. For purposes of calculating remaining performance obligations, Quanta includes all estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to occur and revenues from change orders to the extent management believes additional contract revenues will be earned and are deemed probable of collection.

While backlog is not a defined term under GAAP, it is a common measurement used in Quanta’s industry. Quanta believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. Quanta’s remaining performance obligations, as described above, are a component of Quanta’s backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and non-fixed price contracts expected to be completed within one year. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to its backlog (a non-GAAP measure) by reportable segment along with estimates of amounts expected to be realized within 12 months:

	June 30, 2020 (a)		December 31, 2019		June 30, 2019
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Services
Remaining performance obligations	$2,490.8	$3,812.8	$2,483.1	$3,957.7	$2,243.3	$2,853.3
Estimated orders under MSAs and short-term, non-fixed price contracts	2,847.3	5,871.5	2,873.5	5,864.5	2,713.3	5,831.9

Backlog	5,338.1	9,684.3	5,356.6	9,822.2	4,956.6	8,685.2

Pipeline and Industrial Infrastructure Services
Remaining performance obligations	670.3	1,371.8	670.7	1,344.7	1,329.2	1,798.1
Estimated orders under MSAs and short-term, non-fixed price contracts	1,652.1	2,872.1	1,919.8	3,838.0	1,195.7	2,287.3

Backlog	2,322.4	4,243.9	2,590.5	5,182.7	2,524.9	4,085.4

Total
Remaining performance obligations	3,161.1	5,184.6	3,153.8	5,302.4	3,572.5	4,651.4
Estimated orders under MSAs and short-term, non-fixed price contracts	4,499.4	8,743.6	4,793.3	9,702.5	3,909.0	8,119.2

Backlog	$7,660.5	$13,928.2	$7,947.1	$15,004.9	$7,481.5	$12,770.6

(a)

Dominion Energy, Inc and Duke Energy Corporation announced subsequent to June 30, 2020 that they are no longer moving forward with the Atlantic Coast Pipeline project, which is an approximately 600-mile natural gas pipeline under construction in the eastern United States. A Quanta subsidiary had been contracted, as part of a joint venture, to construct a portion of the project. Although the joint venture has not received a notice of termination, based on the announcement Quanta has concluded that the revenues related to the original remaining performance obligation associated with the project are no longer probable. As a result, this project has been excluded from remaining performance obligations and backlog as of June 30, 2020.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Six Months Ended

June 30, 2020 and 2019

(In thousands, except per share information)

(Unaudited)

The following table presents the non-GAAP measure of adjusted diluted earnings per share attributable to common stock for the three and six months ended June 30, 2020 and 2019, which, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity, (iv) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses; (v) impairments of non-integral unconsolidated affiliates vary from period to period depending on various market factors outside Quanta’s influence or control; (vi) bargain purchase gains vary from period to period depending on Quanta’s acquisition activity and the valuation of acquired businesses; (vii) changes in statutory tax rates are not regularly occurring items; and (viii) tax settlements and adjustments to related indemnification assets vary from period to period depending on the status and resolution of pending matters. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

See the table below.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Six Months Ended

June 30, 2020 and 2019

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$73,946	$27,344	$112,632	$147,832
Adjustments:
Acquisition and integration costs	647	1,185	2,530	3,709
Change in fair value of contingent consideration liabilities	(2,238)	4,371	520	4,287
Impairments of non-integral unconsolidated affiliates (a)	5,536	—	8,679	—
Bargain purchase gain (b)	—	(3,138)	—	(3,138)
Income tax impact of adjustments (c)	(1,070)	(1,545)	(2,971)	(1,915)
Impact of change in a Canadian provincial statutory tax rate (d)	—	(2,532)	—	(2,532)
Impact of favorable tax settlement, net of reduction of related indemnification asset (e)	—	—	—	(911)

Adjusted net income attributable to common stock before certain non-cash adjustments	76,821	25,685	121,390	147,332
Non-cash stock-based compensation	21,980	14,484	36,892	27,496
Amortization of intangible assets	17,779	12,610	35,687	25,280
Income tax impact of non-cash adjustments (c)	(10,366)	(7,076)	(18,929)	(13,786)

Adjusted net income attributable to common stock	$106,214	$45,703	$175,040	$186,322

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share	143,521	147,241	145,213	146,865

Earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock (f)	$0.52	$0.19	$0.78	$1.01

Adjusted diluted earnings per share attributable to common stock (f)	$0.74	$0.31	$1.21	$1.27

See notes below.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Six Months Ended

June 30, 2020 and 2019

(In thousands, except per share information)

(Unaudited)

(a)

The amounts for the three and six months ended June 30, 2020 represent impairments associated with two non-integral unconsolidated affiliates that have been negatively impacted by the decline in demand for refined products. As of June 30, 2020, Quanta’s basis in the two investments was $23.0 million. These impairment losses are included in “Other income (expense), net” in the accompanying condensed consolidated statements of operations.

(b)	The amount for the three and six months ended June 30, 2019 reflects a bargain purchase gain related to the acquisition of an electrical infrastructure services business.
(c)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(d)	The amount for the three and six months ended June 30, 2019 reflects the impact on deferred taxes of a change in a Canadian provincial statutory tax rate.
(e)

The amount for the six months ended June 30, 2019 represents a $4.1 million tax benefit related to the favorable settlement of certain non-U.S. income tax obligations associated with an acquired business, partially offset by a $4.0 million ($3.2 million after-tax) reduction of a related indemnification asset. The tax benefit is included in “Income tax provision” in the accompanying condensed consolidated statement of operations, and the expense associated with the reduction in the indemnification asset is included as “Other income (expense), net” in the accompanying condensed consolidated statement of operations.

(f)

Both diluted and adjusted diluted earnings per share attributable to common stock include $15.2 million, or $0.11 per diluted share, for the three months ended June 30, 2020 and $31.5 million, or $0.22 per diluted share, for the six months ended June 30, 2020 of operating losses associated with Quanta’s LATAM operations. Both diluted and adjusted diluted earnings per share attributable to common stock for the three and six months ended June 30, 2019 include a $79.2 million, or $0.54 per diluted share, charge associated with a terminated telecommunications project in Peru. Additionally, both diluted and adjusted diluted earnings per share attributable to common stock for the six months ended June 30, 2019 include $60.3 million ($43.9 million after-tax), or $0.30 per diluted share, of earnings related to the recognition of previously deferred earnings on an investment in an electric transmission project in Canada.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures EBITDA and Adjusted EBITDA For the Three and Six Months Ended June 30, 2020 and 2019 (In thousands) (Unaudited)

The following table presents the non-GAAP financial measures of EBITDA and adjusted EBITDA for the three and six months ended June 30, 2020 and 2019, which, when used in connection with net income attributable to common stock, are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity in (earnings) losses of non-integral unconsolidated affiliates, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) equity in (earnings) losses of non-integral unconsolidated affiliates can vary from period to period depending on the activity and financial performance of non-integral unconsolidated affiliates, including deferral and subsequent recognition upon completion of construction of earnings on contracts performed for entities in which Quanta has an equity interest; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity; (iv) bargain purchase gains vary from period to period depending on Quanta’s acquisition activity and the valuation of acquired businesses; (v) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses; and (vi) tax settlements and adjustments to related indemnification assets vary from period to period depending on the status and resolution of pending matters. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income attributable to common stock (GAAP as reported)	$73,946	$27,344	$112,632	$147,832
Interest expense	8,654	15,821	22,660	29,697
Interest income	(275)	(267)	(1,034)	(576)
Provision for income taxes	32,989	41,088	49,149	84,932
Amortization of intangible assets	17,779	12,610	35,687	25,280
Equity in (earnings) losses of non-integral unconsolidated affiliates	5,829	(1,757)	8,512	(62,147)
Income taxes and depreciation included in equity in earnings of integral unconsolidated affiliates	407	—	407	—
Depreciation expense	54,526	53,811	108,936	106,027

EBITDA	193,855	148,650	336,949	331,045
Non-cash stock-based compensation	21,980	14,484	36,892	27,496
Acquisition and integration costs	647	1,185	2,530	3,709
Bargain purchase gain (a)	—	(3,138)	—	(3,138)
Change in fair value of contingent consideration liabilities	(2,238)	4,371	520	4,287
Reduction of indemnification asset (b)	—	—	—	3,991

Adjusted EBITDA	$214,244	$165,552	$376,891	$367,390

-MORE-

(a)	The amount for the three and six months ended June 30, 2019 reflects a bargain purchase gain related to the acquisition of an electrical infrastructure services business.
(b)

The amount for the six months ended June 30, 2019 reflects an expense associated with the reduction of an indemnification asset related to the favorable settlement of certain non-U.S. income tax obligations associated with an acquired business.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Free (Negative Free) Cash Flow

and Other Non-GAAP Definitions

For the Three and Six Months Ended

June 30, 2020 and 2019

(In thousands)

(Unaudited)

Reconciliation of Free (Negative Free) Cash Flow:

The non-GAAP measure of free (negative free) cash flow, when used in connection with net cash provided by (used in) operating activities, is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free (negative free) cash flow is defined as net cash provided by (used in) operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment.

Management believes that free (negative free) cash flow provides useful information to Quanta’s investors because free (negative free) cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, including required quarterly payments under our outstanding term loans, acquire businesses, repurchase common stock, declare and pay dividends and transact other investing and financing activities. The most comparable GAAP financial measure, net cash provided by (used in) operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net cash provided by (used in) operating activities	$497,479	$(108,664)	$725,028	$(191,414)
Less: Net capital expenditures:
Capital expenditures	(48,148)	(72,775)	(116,257)	(141,401)
Proceeds from sale of property and equipment	7,826	8,553	12,814	19,404

Net capital expenditures	(40,322)	(64,222)	(103,443)	(121,997)

Free (Negative Free) Cash Flow	$457,157	$(172,886)	$621,585	$(313,411)

Other Non-GAAP Definitions:

Days Sales Outstanding:

Days Sales Outstanding is calculated by using the sum of current accounts receivable, net of allowance (which includes retainage and unbilled balances), plus contract assets, less contract liabilities, and divided by average revenues per day during the quarter.

Total Liquidity:

Total liquidity includes Quanta’s cash and cash equivalents and availability under Quanta’s senior secured credit facility.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2020

(In thousands, except per share information)

(Unaudited)

The following presents the non-GAAP measure of adjusted diluted earnings per share attributable to common stock, which, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses; and (v) impairments of non-integral unconsolidated affiliates vary from period to period depending on various market factors outside Quanta’s influence or control. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2020

(In thousands, except per share information)

(Unaudited)

	Estimated Range
	Full Year Ending
	December 31, 2020
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$337,800	$382,000
Non-cash stock-based compensation	77,000	77,000
Amortization of intangible assets	72,800	72,800
Acquisition and integration costs	6,000	6,000
Change in fair value of contingent consideration liabilities	700	700
Impairments of non-integral unconsolidated affiliates (a)	8,700	8,700
Income tax impact of adjustments (b)	(43,000)	(43,000)

Adjusted net income attributable to common stock	$460,000	$504,200

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	144,700	144,700

Diluted earnings per share attributable to common stock and estimated adjusted diluted earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock (c)	$2.33	$2.64

Adjusted diluted earnings per share attributable to common stock (c)	$3.18	$3.48

(a)

The amount represents impairments associated with two non-integral unconsolidated affiliates that have been negatively impacted by the decline in demand for refined products. As of June 30, 2020, Quanta’s basis in the two investments was $23.0 million. These impairment losses are included as “Other income (expense), net” in the accompanying condensed consolidated statements of operations.

(b)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(c)

Both diluted and adjusted diluted earnings per share attributable to common stock include $40 million to $45 million, or $0.28 to $0.31 per diluted share, of operating losses associated with Quanta’s LATAM operations.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2020 (In thousands) (Unaudited)

The following table presents the non-GAAP financial measures of estimated EBITDA and adjusted EBITDA, which, when used in connection with estimated net income attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity in (earnings) losses of non-integral unconsolidated affiliates, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) equity in (earnings) losses of non-integral unconsolidated affiliates can vary from period to period depending on the activity and financial performance of non-integral unconsolidated affiliates; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity; and (iv) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2020
Net income attributable to common stock (as defined by GAAP)	$337,800	$382,000
Interest expense, net	38,000	35,000
Provision for income taxes	141,800	161,900
Amortization of intangible assets	72,800	72,800
Equity in (earnings) losses of non-integral unconsolidated affiliates	8,500	8,500
Income taxes and depreciation included in equity in earnings of integral unconsolidated affiliates	2,900	2,900
Depreciation expense	217,400	217,400

EBITDA	819,200	880,500
Non-cash stock-based compensation	77,000	77,000
Acquisition and integration costs	6,000	6,000
Change in fair value of contingent consideration liabilities	700	700

Adjusted EBITDA	$902,900	$964,200

###

Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated Free Cash Flow For the Full Year 2020 (In thousands) (Unaudited)

The non-GAAP measure of estimated free (negative free) cash flow, when used in connection with estimated net cash provided by (used in) operating activities, is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free (negative free) cash flow is defined as net cash provided by (used in) operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment.

Management believes that free (negative free) cash flow provides useful information to Quanta’s investors because free (negative free) cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, including required quarterly payments under our outstanding term loans, acquire businesses, repurchase common stock, declare and pay dividends and transact other investing and financing activities. The most comparable GAAP financial measure, net cash provided by (used in) operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2020
Net cash provided by operating activities	$850,000	$1,050,000
Less: Net capital expenditures	(250,000)	(250,000)

Free Cash Flow	$600,000	$800,000

###